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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934



       Date of report (Date of earliest event reported): January 1, 2002



                            RED BELL BREWING COMPANY
             (Exact Name of Registrant as Specified in its Charter)



Pennsylvania                         0-32105                     23-2729103
(State or other             (Commission File Number)         (I.R.S. Employer
jurisdiction of                                             Identification No.)
incorporation)



             3100 West Jefferson Street
             Philadelphia, Pennsylvania                  19121
       (Address of principal executive offices)        (Zip Code)



  Registrant's telephone number, including area code:   (215) 235-2460





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Item 5.           Other Events.
         On January 10, 2002, James R. Bell resigned as Chief Executive Officer, President, and Chairman of the Board of Directors of the Company and is no longer an officer or employee. Martin F. Spellman was appointed to replace him as Chairman of the Board of Directors.

         Effective January 1, 2002, our brewery license was not renewed because we did not obtain the required tax clearance certificates from the Commonwealth of Pennsylvania taxing authorities because we owe taxes to the Commonwealth in the approximate amount of $80,000. As a result, we have not brewed beer at our main brewery or sold beer since that date. We are attempting to obtain the necessary tax clearance certificates from the taxing authorities and to renew our license. There can be no assurance that we will be able to do so, in which event we will not be able to brew beer at our main brewery or to sell beer. Notwithstanding the foregoing, our subsidiary, Red Bell Brewery & Pub Company, maintains a current brewery and restaurant license with the right to brew and sell beer at the micro brewery located at the First Union Center.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                    RED BELL BREWING COMPANY


                                                    By:/s/Martin F. Spellman
                                                       ---------------------
                                                          Martin F. Spellman,
                                                         Chairman of the Board
January 15, 2002

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